EXHIBIT 10.14

             AMENDED AND RESTATED CONSULTING AND INDEMNITY AGREEMENT

This Amended and Restated Consulting Agreement (this "Agreement"), is made and entered into as of this 30th day of June, 2006 by and between Bluestar Health, Inc., a Colorado corporation ("Bluestar" or the "Company") and Alfred Oglesby, an individual ("Oglesby" or the "Consultant").

                                    RECITALS

WHEREAS, the Company has previously entered into multiple agreements with Oglesby in connection with the unsuccessful attempted acquisition of Gold Leaf Homes, Inc., among which are a Consulting Agreement dated February 13, 2006 and an Indemnity Agreement dated October 15, 2005; and

WHEREAS, the Company and Oglesby desire to recognize the changed circumstances caused by the rescission of the Gold Leaf transaction and revise certain of their contractual arrangements accordingly and retroactively.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1. TERMINATION OF PRIOR AGREEMENTS

The Company and Oglesby hereby agree that the following prior agreements or obligations are terminated in their entirety with no further obligation or liability on the part of either the Company or Oglesby to the other except as is specifically contained in this Agreement:

     a)   Consulting Agreement dated February 13, 2006
     b)   Indemnity Agreement dated October 15, 2005
     c)   Transitional Agreement dated February 13, 2006
     d)   Escrow Agreement dated February 13, 2006
     e)   Promissory Note to Oglesby for $130,000 dated October 15, 2005
     f)   Promissory Note to Oglesby for $150,000 dated February 26, 2006

2. CONSULTING SERVICES

The Company hereby authorizes, appoints and engages the Consultant, and Consultant agrees to be available to consult with the Company's officers and directors from March 1, 2006 for a minimum of the next eighteen (18) months following the date of this Agreement, on projects agreed to in writing by the parties. The Company may request Consultant to work on projects in the following areas (the "Consulting Services"):

     (a) Provide counsel regarding mergers and acquisitions, recapitalizations, and restructurings; and

     (b) Provide office space, telephone, internet and general office and administrative support services and supplies.

Throughout this Agreement, the term "Consultant" shall include any and all employees or independent contractors of Consultant that performs services for the Company.

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3. TERM OF CONSULTING AGREEMENT

     This Agreement shall be in full force and effect from March 1, 2006 for a period of eighteen (18) months, or until the Company's acquisition transaction with Zeon Fuel, Inc. closes, whichever occurs later. At the end of the term, this Agreement will automatically terminate.

4. INDEMNIFICATION

     (a) Company shall issue to Oglesby 1,000,000 shares of its common stock in consideration of Oglesby's agreement to indemnify the Company. The shares will not be registered with the Securities and Exchange Commission and will be subject to substantial restrictions and limitations on resale.

     (b) Oglesby shall indemnify and hold harmless the Company and its directors, officers, and employees from any Loss (defined below) related in any way or arising from:

          (i) the physical therapy business previously operated by the Company or any of its subsidiaries, specifically including but not limited to:
          Bluestar Health, Inc. (CO), Bluestar Physical Therapy, Inc. (TX) and Bluestar P.T., Inc. (TX); and

          (ii) a $70,000 debt owed by the Company to Rick's Cabaret, plus any interest and penalties thereon;

          (iii) The following specific amounts payable or contingent liabilities (related to events prior to February 13, 2006) plus any interest, penalties or related Losses:

                                 Amounts Payable
                                 ---------------
                                     PARTY                          AMOUNT

          Accrued Items - Mississippi Clinic                       $52,500
          Accrued Items - Canton Clinic                              5,700
          Note Payable - Hibernia Bank                              44,380
          Note Payable - Merchant Farmers                           11,258
          Note Payable - Rick's Cabaret                             70,000
          Settlement - Peter Lord                                   15,000
          A/P - Computershare Trust Co.                              2,097
          A/P - Visual Marketing                                       671
          A/P - ADP                                                    368

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          A/P - Mac Experts                                            305
          Lease - Tower Executive Suites                             1,389
          Miscellaneous Items                                        2,788
          Total  Specific Liabilities                             $206,456

                         Contingent Liabilities Include
                         ------------------------------

                                     PARTY

          Bank One / Arrow Financial Services
          Bank of America
          Nicholas Group
          Phelps Dunbar LLP / Valor Entertainment
          ADP / Levy Diamond Bello
          Mack Hilber & Associates
          Christian, Smith & Jewell
          Healthquest and related parties

     (c) "Losses" shall include:

          (i) any expense, liability, contractual obligation, account payable, or loss, including attorney fees, judgments, fines,F ERISA excise taxes and penalties, and amounts paid or to be paid in settlement;

          (ii) any interest, assessments, or other charges imposed on any of the items in part (i) of this subsection (c); and

          (iii) any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in any proceeding relating to any Loss or in the enforcement of this Agreement.

     (d) Oglesby shall provide, in Oglesby's reasonable discretion, either provide a defense from any claim which would constitute a Loss, or discharge the claim in order to indemnify the Company. The Company shall provide Oglesby with prompt notice of any asserted claim or Loss in order to permit Oglesby to indemnify and defend the Company from Loss.

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5. COMPENSATION TO CONSULTANT

     (a) The Consultant's compensation for the Consulting Services shall be $11,000 per month ("Consulting Compensation") commencing April 1, 2006, and continuing for each full or partial month of the term of this Agreement.

     (b) The Consulting Compensation shall be paid in shares of the common stock of Company in an amount equal to the Consulting Compensation due at the end of each months divided by the closing price of the common stock on the last trading day of the month. The shares will not be registered with the Securities and Exchange Commission and will be subject to substantial restrictions and limitations on resale.

     Consultant understands that NO DEDUCTION FOR FEDERAL, STATE OR OTHER GOVERNMENTAL SUBDIVISION TAXES OR CHARGES OF ANY TYPE WILL BE MADE FROM THE AMOUNT DUE CONSULTANT UNDER THE TERMS OF THIS AGREEMENT. CONSULTANT FULLY AND COMPLETELY UNDERSTANDS THAT IT IS SOLELY AND TOTALLY RESPONSIBLE FOR THE PAYMENT OF ALL SUCH TAXES OR CHARGES. At the end of the calendar year, Consultant shall receive a Form 1099 notifying the Internal Revenue Service of all compensation paid to Consultant by the Company.

The Company hereby agrees to pay the following expenses of Consultant:

     (c) Business expenses. The Company shall pay Consultant for all reasonable business expenses incurred by Consultant in the course of performing the consulting duties described in this Agreement. Consultant shall obtain the prior approval of Company prior to incurring any expenses in excess of $500. Expense reimbursements shall be subject to review of appropriate supporting documents.

6. CONFIDENTIALITY

Consultant will maintain in confidence and will not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any proprietary information or confidential information or know-how belonging to the Company, whether or not it is in written or permanent form, except to the extent necessary to perform the services under this Agreement. On termination of Consultant's services to the Company, or at the request of the Company before termination, Consultant shall deliver to the Company all material in Consultant's possession relating to the Company's business. The obligations concerning proprietary information extend to information belonging to customers and suppliers of the Company about whom the Consultant may have gained knowledge as a result of performing services for the Company.

7. TERMINATION

The Company shall have the right to terminate this Agreement at any time in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the Consultant. Consultant shall have the right to terminate this Agreement at any time if the Company fails to comply with the terms of this Agreement, including without limitation its responsibilities for compensation as set forth in this Agreement. Other than as described herein, this Agreement can only be terminated in a writing signed by both parties.

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8. REPRESENTATIONS AND WARRANTIES OF CONSULTANT

Consultant represents and warrants to and agrees with the Company that:

     (a) This Agreement has been duly authorized, executed and delivered by Oglesby. This Agreement constitutes the valid, legal and binding obligation of Oglesby, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally; and

     (b) The consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or other instrument to which Oglesby is a party, or violate any order, applicable to Oglesby, of any court or federal or state regulatory body or administrative agency having jurisdiction over Oglesby or over any of its property, and will not conflict with or violate the terms of Oglesby's current employment or any other arrangements to which Oglesby is a party.

9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents, warrants, covenants to and agrees with Oglesby that:

This Agreement has been duly authorized, and executed by the Company and is a binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

10. INDEPENDENT CONTRACTOR

Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of the Company. Neither party hereto shall have any authority to bind the other in any respect vis a vis any third party, it being intended that each shall remain an independent contractor and responsible only for its own actions.

11. REGISTRATION OF SHARES

Oglesby may request registration of all shares issued pursuant to this Agreement at any time after the sixth month following termination of the Agreement. If the Company is current in its reporting with the Securities and Exchange Commission, under the Exchange Act of 1934 ("34 Act") the Company shall use reasonable efforts to effect the registration under the Securities Act of 1933 ("33 Act")

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as soon as practicable, and in any event within sixty (60) days of receiving
Oglesby's notice. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 11 if the Chief Executive Officer in consultation with the board of directors of the Company, determines in good faith that it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing. In this event, the Company may defer the taking of action with respect to such a filing for a period of not more than 90 days after Oglesby's request to register. The Company shall have the discretion to select the form of registration to be utilized and whether to include shares of Oglesby in a registration of shares offered by the Company or other selling shareholders.

All reasonable expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to this Section 11, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be paid by the Company.

12. ASSIGNMENT

This contract shall inure to the benefit of the parties hereto, their heirs, administrators and successors in interest. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

13. CHOICE OF LAW AND VENUE

This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any action brought by any party hereto shall be brought within the County of Harris, State of Texas.

14. ENTIRE AGREEMENT

Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

15. SEVERABILITY

If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

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16. CAPTIONS

The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.

17. COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

18. MODIFICATION

No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

19. ATTORNEYS FEES

Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees.

20. NOTICES

Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, and may only be delivered or sent via hand delivery, facsimile, or by overnight courier, correctly addressed to the addresses of the parties indicated below or at such other address as such party shall in writing have advised the other party.

If to the Company:              Bluestar Health, Inc.
                                19901 Southwest Freeway, Suite 206
                                Sugar Land, TX, 77479
                                Attn: President
                                Facsimile No.: (281) 207-5486

If to Consultant:               Alfred Oglesby
                                19901 Southwest Freeway, Suite 205
                                Sugar Land, TX  77479
                                Facsimile No.: (281) 207-5486


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Bluestar Health, Inc.,                           Consultant - Oglesby
a Colorado corporation


By: ___________________________                  ______________________________
      Richard M. Greenwood, President            Alfred Oglesby


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